UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 25, 2012, Tupperware Brands Corporation (the “Company”) filed an 8-K with its press release on its first quarter 2012 results.  Page 2 of this press release included the Company's outlook for full year 2012 results, and incorrectly indicated that the outlook for the full year impact of changes in foreign exchange rates on the comparison with 2011 as being $0.27 when it was intended to indicate ($0.27).  Also included on page 2 was a summary of data from the second quarter of 2011, which incorrectly indicated that the quarter contained 14 weeks when it was intended to indicate 13 weeks.  Finally, page 5, which was the first page of the attachments to the press release, included  in its last column a header indicating a comparison versus December 31, 2011, which was intended to indicate a comparison with the First Quarter of 2011. Exhibit 99.1 to this 8-K/A includes the intended information.

The press release provided to the wire services on April 25, 2012 did not include the errors in the information filed in the Company's 8-K that are being corrected through this filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1    Press release of Tupperware Brands Corporation dated April 25, 2012.
Tupperware Brands Reports Record First Quarter 2012 Sales and Profit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: April 26, 2012	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary